SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 752-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2006, Justin D. Locke was appointed to serve as the Chief Financial Officer of Coast Financial Holdings, Inc., a Florida corporation (the “Company”), and its wholly-owned subsidiary, Coast Bank of Florida (the “Bank”). Mr. Locke previously had been appointed to serve in this position on an interim basis pending the completion of an executive search by the Nominating and Corporate Governance Committee of the Board of Directors of the Company. In connection with his appointment as the Chief Financial Officer of the Company, and consistent with its corporate governance policies, the Company entered into an Indemnification Agreement with Mr. Locke. This agreement is in substantially the same form as the Indemnification Agreements entered into with other senior executive officers and directors of the Company. It provides for the maximum indemnity permitted for directors and officers under Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) and the Company’s Articles of Incorporation and Bylaws, as well as additional procedural protections. The Indemnification Agreement requires the Company to indemnify Mr. Locke against liabilities that may arise by reason of his status or service as a director or officer of the Company (including his service as the interim Chief Financial Officer) or its subsidiaries or affiliates, other than liabilities arising from willful misconduct or other acts which are not indemnifiable under Section 607.0850 under the FBCA. The Indemnification Agreement also requires the Company to advance any expenses incurred by Mr. Locke as a result of any proceeding against him as to which he could be indemnified, and to maintain directors’ and officers’ insurance if available under reasonable terms. A copy of the form of Indemnification Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 22, 2006, Anne V. Lee was appointed as a director of the Company to fill the vacancy created by the resignation of Brian P. Peters. Ms. Lee will continue to serve as Chief Operating Officer of the Company and the Bank and as Executive Vice President/Retail Banking Manager of the Bank.

The appointment of Mr. Locke and Ms. Lee to their new positions was announced by press release issued on August 25, 2006. A copy of the press release is attached as exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The names, ages, and positions of the newly appointed executive officer and director referenced are set forth below, together with such persons’ business experience during the past five years prior to their appointments.

Name	Age	Position with the Company and the Bank
Justin D. Locke	34	Chief Financial Officer of the Company and the Bank
Anne V. Lee	47	Director, Chief Operating Officer of the Company and the Bank, and Executive Vice President/Retail Banking Manager of the Bank

Justin D. Locke has served as interim Chief Financial Officer of the Company and the Bank since July 2006, Senior Vice President/Controller for the Bank since January 2004, and as a financial analyst for the Bank since October 2002. From June 1998 to October 2002, Mr. Locke served as a staff accountant with Republic Bank, St. Petersburg, Florida. Mr. Locke received his Bachelor of Science degree in Accounting from the University of South Florida and attained the designation of Certified Management Accountant in 2003. Mr. Locke has 9 years of experience in the banking industry.

Anne V. Lee has served as the Chief Operating Officer of the Company and the Bank since July 2006, Executive Vice President/Retail Banking Manager of the Bank since August 2003, and as the Bank’s Senior Vice President/Retail Banking Manager from March 2003 to August 2003. In these capacities at the Company and the Bank, Ms. Lee has been and is responsible for overseeing the branches and branch administration, business development, retail operations, marketing and training. Ms. Lee brings over 26 years of retail and operational banking experience to the Company and the Bank. From December 1997 until March 2001, Ms. Lee served as Senior Vice President, Support Services Manager for Republic Bank, St. Petersburg, Florida. Ms. Lee then joined Florida First Bank in Lakeland, Florida in March 2001 as Retail Banking Service and Support Manager and continued in that position until joining the Bank in March 2003. Ms. Lee attended Manatee Community College.

There is no family relationship between Mr. Locke or Ms. Lee and any other executive officers or directors of the Company.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following information is furnished as exhibits to this Current Report:

Exhibit No.	Description of Exhibit

99.1	Indemnification Agreement between Coast Financial Holdings, Inc. and Justin D. Locke dated August 25, 2006.

99.2	Press Release, issued August 25, 2006, regarding the appointment of Mr. Locke as Chief Financial Officer of the Company and the appointment of Ms. Lee to the Board of the Directors of the Company.

[Rest of Page Intentionally Blank. Signature on Following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: August 25, 2006	By:	/s/ Brian F. Grimes
Brian F. Grimes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Indemnification Agreement between Coast Financial Holdings, Inc. and Justin D. Locke dated August 25, 2006.

99.2	Press Release, issued August 25, 2006, regarding the appointment of Mr. Locke as Chief Financial Officer of the Company and the appointment of Ms. Lee to the Board of the Directors of the Company.